UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2026

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2026, the Board of Directors (the “Board”) of Ohio Valley Banc Corp. ("OVBC") and The Ohio Valley Bank Company (the "Bank") appointed K. Ryan Smith as Chairman of the Board of OVBC and the Bank, a role previously held by Thomas E. Wiseman, who, as previously announced, retired as chairman effective as of  OVBC’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”).

At the same meeting, the Board elected Ryan J. Jones as President of OVBC and the Bank, a role previously held by Larry E. Miller, II, who will continue to serve as the Chief Executive Officer of OVBC and the Bank. Also, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board appointed Mr. Jones as a director of OVBC and the Bank to fill the vacancy created by the previously announced retirement of  David W. Thomas as of the 2026 Annual Meeting. The appointment of Mr. Jones was effective immediately following the 2026 Annual Meeting, and Mr. Jones will serve as a member of the class of directors whose terms expire at OVBC’s 2029 annual meeting of shareholders.  [Mr. Jones has not been appointed to any committees of the Board at this time.]

There are no arrangements or understandings between Mr. Jones and any person pursuant to which Mr. Jones was selected as a director, and no family relationships exist between Mr. Jones and any director or executive officer of OVBC.  OVBC has determined that neither Mr. Jones nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which OVBC or any of its subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Regulation S-K.

 Mr. Jones, age 48, has been Chief Operating and Risk Officer of OVBC and the Bank since May 2022 and served as Vice President of OVBC from August 2016 to May 2022. He served as Senior Vice President, Chief Risk Officer of the Bank from June 2017 to May 2022.  Mr. Jones has been Chairman of the Board of OVBC’s subsidiary, Loan Central, Inc. since May 2022, serving as a Director since May 2018.

 OVBC issued a press release on May 15, 2026 to discuss these new officer appointments.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2026, the Board adopted and approved amendments to OVBC’s Code of Regulations as permitted by Section 6.01 thereof (the “Regulations”). The only amendments were to Sections 3.01 and 3.04 of the Regulations to clarify that the Chairman of the Board serves at the pleasure of the Board and will not automatically be deemed an officer of OVBC.
The foregoing summary of the amendments to the Regulations does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Regulations, as amended, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 5.07   Submission of Matters to a Vote of Security Holders.

OVBC held its 2026 Annual Meeting on May 13, 2026.  At the close of business on March 20, 2026, there were 4,711,001 common shares outstanding and entitled to vote. At the 2026 Annual Meeting, 3,221,388, or 68.38%, of the outstanding common shares entitled to vote were represented by proxy or in person. A summary of the proposals voted upon by the shareholders and the final voting results for each such matter are set forth below. The proposals are also described in detail in OVBC’s Proxy Statement filed with the SEC on April 2, 2026.

Proposal 1

OVBC’s shareholders elected three individuals to the Board of Directors for a term expiring in 2029, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kimberly A. Canady	2,847,766	29,190	344,432
Seth I. Michael	2,857,642	19,314	344,432
Brent A. Saunders	2,430,262	446,694	344,432

Proposal 2

OVBC’s shareholders approved, in a non-binding vote, the compensation of OVBC’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,685,243	183,961	7,752	344,432

Proposal 3

OVBC’s shareholders ratified the selection of Plante & Moran, PLLC as OVBC’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as set forth below:

Votes For	Votes Against	Abstentions
3,207,450	6,538	7,400

Item 9.01.  Financial Statements and Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Not applicable

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Ohio Valley Banc Corp. on May 15, 2026.
3.1	Amended and Restated Code of Regulations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date: May 15, 2026	By:	/s/Larry E. Miller
Larry E. Miller
Chief Executive Officer